UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2023

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Termination of Employment Agreement and Entry into Change in Control Agreement.

As previously reported under Item 5.02 on a Current Report on Form 8-K filed on July 27, 2022, on July 22, 2022, Amerant Bancorp Inc. (the “Amerant Bancorp”) and its subsidiary, Amerant Bank, N.A. (the “Bank”) (Amerant Bancorp and the Bank together referred to herein as the "Company"), provided Carlos Iafigliola, SEVP and Chief Financial Officer, with notice of non-renewal of his employment agreement, which terminated effective March 16, 2023. No executive officer of the Company (other than the Chief Executive Officer) now has an employment agreement with the Company, as prior employment agreements with any other executive officers (other than the Chief Executive Officer and Mr. Iafigliola) were previously terminated upon expiration and replaced with change in control agreements, as applicable.

Consistent with the Company’s plan to replace employment agreements, as they expire, with change in control agreements, on April 3, 2023, the Company entered into a change in control agreement with Mr. Iafigliola (the “CIC Agreement”). The CIC Agreement has an initial term of two years and provides for automatic one-year renewals unless non-renewed by either the Company or Mr. Iafigliola. In the event of a change in control of the Company, the term of the CIC Agreement will be the one-year period following the consummation of such change in control (the “Change in Control Period”).

The CIC Agreement provides for severance payments if Mr. Iafigliola is terminated “without cause” or resigns for “good reason”, during a Change in Control Period (“CIC Termination”), subject to the execution and non-revocation of a release of claims and compliance with non-compete, non-solicitation, confidentiality and non-disparagement provisions. Mr. Iafigliola would be entitled to receive: (i) an amount equal to 24 months of his base salary in effect on the date of the CIC Termination; (ii) a lump sum severance bonus payment as calculated under the terms of the CIC Agreement; and (iii) reimbursements under COBRA, if properly elected until 18 months after termination or the date Mr. Iafigliola is no longer eligible to receive COBRA continuation coverage.

In the event of a termination due to death or disability, by the Company “for cause” or by Mr. Iafigliola “without good reason”, Mr. Iafigliola (or such his estate and/or beneficiaries, as the case may be) will be entitled to receive: (i) any accrued but unpaid base salary through the date of termination; and (ii) any other benefits that are otherwise required to be provided to Mr. Iafigliola or to which Mr. Iafigliola is otherwise eligible to receive through the date of termination under the terms of any applicable Company plan.

The foregoing is only a brief description of the material terms of the CIC Agreement, does not purport to be a complete description of the CIC Agreement, and is qualified in its entirety by reference to the Form of CIC Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
10.1	Change in Control Agreement between Amerant Bank, N.A, Amerant Bancorp Inc. and Mr. Iafigliola, dated April 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2023	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: SVP - Securities Counsel and Assistant Corporate Secretary